Domestic L/C Trade-Finance Credit Facility Contract

No.: 10206111078-1

Parties hereto:

The Creditor (Party A): Guangdong Development Bank Holdings Co., Ltd, Shenzhen Branch
Address:  Baihuo Plaza,123 Shennan Road, City of Shenzhen.
Legal Representative / Person in Charge: YANG Xiaozhou.    Title: Bank President
Telephone: 83372502	Fax: 83392234	Zip Code: 518001

The Borrower (Party B): Comtech Communications Technology (Shenzhen) Co., Ltd.
Address: Chuangwei Building, Suites C1001 and C1003, Southern Hi-Tech Industrial Park, Nanshan District, City of Shenzhen.
Legal Representation /Person in Charge: CHEN Jianxiong     Title:  General Manager
Business License No.:  440301503276298
Telephone: 26017805	Fax: 26743527	Zip Code: 518001
Bank with which an account is opened:
Basic Account / Settlement Account _____________ Account # _______________
General Account / Savings Account:
(1) Guangdong Development Bank, Futian Branch. Account #: 102061517010003685

Place of Execution:  City of Shenzhen

Based on the principle of voluntariness, equality, mutual benefit, and good faith, Party A agrees to provide a credit facility for domestic L/C trade finance to Party B. To ensure both parties’ rights, obligations and liabilities, this contract is hereby entered into by both parties.

Section 1     Basic Content of Credit Line

Article 1   Credit Amount

1.	Under this contract, Party A will authorize a domestic L/C trade-finance open-ended maximum credit line (excluding security deposit) of RMB Fifty Million to Party B.

2.	Party A agrees that Party B will not need to go through successive procedures of guaranty if the total amount Party B has used is below the maximum credit line specified above.

3.
The aforementioned Party A’s granting of the domestic L/C trade-finance credit line shall not constitute Party A’s obligation to release the credit amount in full. Party A has the right to release such amount as needed within the credit limit.  The actual amount to release is subject to “notes of Indebtedness” or other credit/debt instruments.

4.
The “open-ended maximum credit line” in this Article means the difference between the domestic L/C trade-finance maximum credit limit that Party B uses as provided herein and the balance of the security deposit.

Article II.   Scope of Application for the Credit Amount

The said domestic L/C trade-finance credit amount includes:

Projects
Credit amount for opening a domestic L/C	√
Credit amount for payment finance	√
Credit amount for packaged loans
Negotiated credit amount
Credit amount for dispatching/forwarding financing

The credit amounts above are mutually adjustable.

Article III.   Term of Credit Facility

The term of this domestic L/C trade-finance credit amount is 12 months, beginning on July 14, 2011 and ending on July 13, 2012. Within the effective period of the credit line specified herein, Party B may use the credit facility on the revolving basis as specified in the sections below.

The said “effective period of the credit line” refers to the actual term period of the loan amount released specified herein. The loan amount released within the effective period and limit of the credit facility does not necessarily need to be repaid prior to the expiration of the term of the credit amount. The payment deadline for overdue-payment L/C shall be a fixed-date payment after each dispatch of the goods, no longer than six months. The actual issuance date and repayment date of each credit facility are subject to the starting and ending dates of the note of indebtedness or other credit/debt instruments.

Article IV.   Conditions for Loan Withdrawal

Only when the following conditions are met can Party B withdraw and use the said credit amount:
1.	Party B’s application to Party A for withdrawal of the credit facility must comply with PRC’s foreign exchange, foreign trade policies and laws;

2.
Party B must leave company documents, bills, seals, name lists and specimen of signatures in connection with signing this contract to Party A for retention; and Party A shall complete relevant receipts for Party B.

3.	Party B must complete all the legal and administrative procedures required for this engagement, and must provide the duplicate or photocopy of the original approval documents as requested by Party A.

4.	Other conditions that Party A believes to be met by Party B.

If any of the foregoing conditions is not satisfied, Party A has the right to reject Party B’s application for withdrawal of the credit amount, unless Party A agrees to release the credit amount.

Article V.   Interest Rate and Interest Settlement

I.         Through negotiation, Party A and Party B agree to choose the 2nd type of interest rate as follows:

1.
Fixed Interest Rate: calculated as a ___% □ increase or □ decrease in the same-category base interest rate promulgated by the People’s Bank of China on the Actual Release Day. The interest rate remains unchanged within the effective term of this contract.

2.
Adjustable Interest Rate: calculated as a 20% increase in the same-category base interest rate promulgated by the People’s Bank of China on the Actual Release Day. The loan interest rate will be adjusted by Party A every one month (adjustment cycle) from the value date of the loan.

3.
Upon expiration of an adjustment cycle, the interest rate will be re-adjusted to a 20% increase of the same-category base interest rate promulgated by the People’s Bank of China on the Re-Adjustment Day. The re-adjustment day is the day in the current month corresponding to the value date of the loan. If there is no such a day corresponding to the value date in the current month , then the last day of the month will become the re-adjustment day. Within the term of the loan, if the People’s Bank of China happens to adjust the base interest rate, Party A may adjust the loan interest rate as stipulated herein without Party B’s consent.

II.        Interest Calculation

The interest on the loan is calculated from the value date of the loan, and based on the actual amount of the loan and actual number of the days to hold the loans. The formula for interest calculation: Interest = Principal x Actual Days x Daily Rate. The base figure for calculating daily interest rate is 360 days as a year, hence the formula: Daily Interest Rate = Annual Interest Rate / 360.

III.      Method of Interest Settlement

1.	Party B will settle the interest by following the_(2nd) method below:
(1)   Party B shall repay both the principal and interest of the loan in one lump sum at its maturity.
(2)   Interest shall be repaid monthly, namely the 20th of each month is Interest Settlement Date; and the 21st of the month is Interest Repayment Date.
(3)   Interest shall be paid quarterly, namely the 20th of each quarter’s last month is Interest Settlement Date; and the 21st of that same month is Interest Repayment Date.
(4)   Other _________________.

2.  In the event the maturity date of the final installment differs from what is agreed above, it shall go by the interest repayment day set forth herein, on which Party B shall repay all due interest. At the maturity of the loan, the interest shall be cleared as soon as the principal of the loan is fully repaid. In the event the maturity date falls on a statutory or public holiday, and if the loan is repaid on the last business day prior to the holiday, the interest shall be calculated on the interest rate stipulated herein, but from which the interest accrued at the interest rate stipulated herein between the maturity date and repayment date shall be deducted. In the event the maturity date falls on a statutory or public holiday, and if the loan is repaid on the first business day after the holiday, the interest to repay shall include the additional interest accrued at the interest rate stipulated herein between the maturity date and repayment date. In the event the maturity date falls on a statutory or public holiday, and if Party B fails to repay the loan on the first business day after the holiday, interest calculation shall be based on the overdue loan from that day on.

IV.    Penalty Interest and Compound Interest

1.  If Party B fails to repay the loan on schedule as agreed herein, Party A will calculate the interest on the portion that is past due at the Overdue Penalty Interest Rate starting on the day following the due date of that portion, until both the principal and interest of the loan is paid off. The Penalty Interest Rate for the delayed portion shall be the original interest rate as stipulated in Article 1 herein plus an additional 50% thereof.

2.  If Party B fails to use the loan in accordance with the provisions herein, the interest on the diverted portion of the loan shall be calculated at the Diversion Penalty Interest Rate starting on the day of appropriating the portion of the loan, until both the principal and interest of the loan is paid off. The Diversion Penalty Interest Rate for the diverted portion shall be the original interest rate as stipulated in Article 1 herein plus an additional 100% thereof.

3. For the portion that is both past due and used for diverted purpose(s),  the interest on this portion of the loan shall be calculated at the Diversion Penalty Interest Rate as stipulated above.

4.  If Party B fails to pay any interest on schedule, the interest shall be calculated using the settlement method as stipulated in Provision 3 of in this Article. The interest will be compounded at the loan rate as stipulated in Provision 1 of this article within the term of the loan. After the maturity of the loan, the interest will be compounded at the Penalty Interest Rate stipulated herein.

5.   The calculation of penalty interest and compounded interest shall be adjusted in accordance with the loan interest rates as stipulated in this contract; such penalty and compounded interests shall be calculated in segments on the adjustment dates.

V.   Other Matters

Within the term of this contract, when the state undertakes any regulation or intervention on determination methods, interest settlement methods, or floating ranges of the loan interest rates and base interest rate, which requires the interest rate and interest settlement stipulated in this contract to be adjusted accordingly,  then Party A may modify the interest-rate related provisions herein in accordance with the state’s current regulations without prior consent from Party B.

Article VI.   Handling Fees and Rate

Party A has the right to charge Party B a handing fee for relevant services. The actual rate is subject to customary practices and related regulations. Once this handling fee is collected, it will not be refunded under any circumstances.

Section 2.     Types of Credit Facility with Party B as L/C Applicant

Article VII.   Opening Domestic L/C Credit Facility

I.  The open-ended maximum credit line (excluding security deposit) for opening a Domestic L/C is RMB Fifty Million.
This credit line is revolving, including:
Type	Title Ownership	Percentage for Minimum Security Deposit	Open-Ended Credit Limit (excluding security deposit)
L/C Payable at Sight	Yes	\	\
	No	20%	RMB fifty million
L/C by Deferred Payment	Yes	\	\
	No	20%	RMB fifty million

II. The purpose of use of the credit facility is for opening domestic L/Cs only.

III. The Settlement Methods for Domestic Credits (SMDC) promulgated by the People’s Bank of China shall apply to all the domestic L/C that Party B has engaged Party A to open, unless certain provisions in the Application for Opening Domestic L/C and Application for Domestic L/C Modification submitted by Party B to Party A have been precisely modified or such provisions regarding the Settlement Methods (SMDC) have been particularly excluded. Otherwise, Party A and Party B shall handle all the matters related to domestic L/Cs by following the SMDC, and Party B shall bear all the responsibilities and costs arising therefrom.

IV. Party B shall transfer the security deposit at the percentage as specified in Item 1 of this article into the deposit account designated by Party A.  Party B agrees that Party A may directly deduct the corresponding amount as the security deposit for opening the domestic L/C from any of Party B’s bank accounts.

V. Establishment and Modification of Domestic L/C

1.   If Party B wishes to apply to Party A for establishing or modifying a domestic L/C, it shall submit the standard versions of Application for Opening Domestic L/C, Applicant’s Undertaking, Application for Modifying Domestic L/C and related attachments (needed when the format of the standard versions is insufficient) to Party A, on all of which specimen seals shall be affixed.

2.    The details on the domestic L/C that Party A has established or modified at Party B’s request shall be subject to the Application for Opening Domestic L/C, Application for Modifying Domestic L/C, and their supplementary attachments submitted by Party B to Party A.  Party A has the right to make revisions or amendments to the provisions of the L/C in accordance with the Settlement Methods for Domestic Credits (SMDC) promulgated by the People’s Bank of China as well as Party A’s relevant requirements and programs of credit facility. Only the L/C eventually established or revised by Party A shall be deemed as final. In the event Party A requires Party B to submit evidence or documents (such as trade contract) needed for establishing a domestic L/C, it cannot be construed as Party A’s being obligated to establish the domestic L/C according to such evidence or documents.

3.   A domestic L/C, once established, may not be revoked unless permitted by both Party A and the L/C beneficiary. Party A has the right to cancel the L/C , to refund the L/C security deposit and to renew the credit amount one month after the expiration of the L/C in accordance with its administrative requirements. If Party A receives documents submitted by the designated bank upon cancellation of the L/C,  and if Party A deems them to be in complete accord and decides to fulfill the payment obligation, Party B shall bear the reimbursement responsibility for Party A’s payment.

4.   In the event Party B decides to make revisions to the L/C, it shall submit a written application to Party A.  Party A has the right of independence in judgment to reject Party B’s application for revisions, and Party A also has the right to make suggestions on what is to be revised.   The Revised L/C, once issued, shall be binding upon Party B immediately. But before the L/C beneficiary accepts the revisions, the provisions in the original L/C still stand in force. In the event the revisions concern the credit amount or term of the credit, Party A has the right to require Party B to increase the security deposit according to the actual situation.

5.  Upon Party B’s receipt of the L/C and its revised duplicate from Party A, Party B shall promptly compare the revision against the original application for L/C establishment or revisions. If non-compliant points exist, Party B shall notify Party A in writing within two business days of receipt of the said duplicate. Otherwise, the provisions in the L/C issued by Party A are deemed as accepted by Party B.

6.  The content of Application for Establishing Domestic L/C and Application for Modifying Domestic L/C shall be clear. Party B shall bear any consequences caused by indecipherable writing or ambiguous terms.

VI.   Handling, Denial and Payment of Documents under L/C

1.   Upon receipt of the beneficiary’s Documentary-against-Acceptance (D/A), Party A has the right, in accordance with the Settlement Methods for Domestic Credits (SMDC) promulgated by the People’s Bank of China as well as Party A’s administrative requirements to make independent judgment as to whether it constitutes a conformed documentary, based on which to decide for or against the payment without Party B’s prior consent.

2.  In the event Party A deems the D/As as non-compliant, Party A has the right to decide at its own discretion as to whether to ask Party B to accept the non-compliant points. Whether Party B accepts the non-compliant points or not will not affect Party A’s decision of accepting/rejecting the non-compliant points. In the event Party B notifies Party A of its refusal to accept the non-compliant points,  but if Party A disagrees with Party B’s opinion on handling the D/As or when Party B has not paid the reserve fund, Party A still has the right to discretionally decide against the payment simply based on the D/A non-compliant points.  Even if Party B agrees to provide Party A with the reserve fund, security deposit or other payment guaranty in full amount, Party A has the right to, as the case may be, decide to relinquish or reserve its refusal right to pay. Party B shall bear all the obligations and responsibilities arising therefrom.

3. In the event Party A deems the D/As as compliant, Party A has the right to, at its own motion, deduct the amount payable for the L/C from any of Party B’s accounts opened with Party A on the maturity date of the payment. If Party B’s balance in the account is insufficient to pay the due amount for the L/C, Party A will make an advance for the L/C payment. From the day of the advance being made,   the L/C amount payable for which Party A has advanced  shall be deemed as past-due credit. Party B shall promptly raise funds to pay for the advanced amount, as well as for the loan interest, penalty interest and related fees accrued thereafter.

4.      Upon Party B’s receipt of Notice of Arrival of Domestic L/C issued by Party A, if it is a compliant document of the following, Party B shall complete the payment procedure with Party A within the term period require by Party A:

(1)   If it is a L/C at Sight, Party B shall transfer the amount payable for provision use to the settlement account opened with Party A within the term period require by Party A.

(2)  If it is a L/C by Deferred Payment, Party B shall complete the procedure for promised payment with Party A within the term period require by Party A, and shall transfer the amount payable to the settlement account opened with Party A on the maturity date of the payment.

5.    Upon Party B’s receipt of Notice of Arrival of Domestic L/C issued by Party A, if the document of the following bear non-compliant points while Party B accepts the non-compliant points, Party B shall complete the payment procedure with Party A within the term period require by Party A:

(1)   If it is a L/C at Sight,  Party B, while informing Party A of its acceptance of the non-compliant points, shall transfer the amount payable for provision use to the settlement account opened with Party A within the term period require by Party A, and shall complete the procedures related to the payment with Party A.

(2)   If it is a L/C by Deferred Payment, Party B, while informing Party A of its acceptance of the non-compliant points, shall complete the procedure for promised payment with Party A, and shall transfer the amount payable for provision use to the settlement account opened with Party A on the maturity date of the payment.

6.  In the event Party A confirms that a set of documents is compliant while Party B holds a different opinion, Party B shall submit a written application to Party A for Refusal to Pay with regard to this set of documents within the term period required by Party A, and Party A shall decide whether such refusal to pay is permissible or not in accordance with the Settlement Methods for Domestic Credits (SMDC). For the non-compliant points Party B pointed out in its written application for refusal to pay, Party A has the right to deem them as entire non-compliant points indicated by Party B. In the event any of the following occurs, the documents are deemed as agreed to be paid / as confirmed for deferred payment by Party B:

(1)  Party B fails to submit a written application to Party A for Refusal to Pay within the term period prescribed by Party A;
(2)   Party A determines that the reason for refusal to pay given by Party B is untenable.
(3)  Although the reason for refusal to pay is well-grounded, Party B fails to return the set of documents in its entirety on time.

7. In the event any of the correspondences or documents in connection with the L/C is lost, delayed, misplaced, broken or mistaken in the process of transit, telecommunication or other transmission, and while the risks Party A takes by using third-party services have no bearings upon itself,  Party A assumes no liability or responsibility for the consequences arising therefrom.

8.  Before Party B completes the payment or promised-payment procedures, and before it makes the payment to Party A for all the accounts payable under the set of documents, Party A has the rights of owning and disposing the documents.

9.  Party A assumes payment responsibilities for Party B by merely relying on the compliance of the documents as they appear on their face with the L/C provisions.  Party A shall not assume any responsibility for the accuracy of the documents, nor the goods, services or performance of the provisions as prescribed by the documents.  An L/C is a separate (independent) transaction from sales contract or other contracts on which they may be based for opening the L/C. Even if the L/C might contain any references to such contract(s), the bank is in no way concerned with or bound by such contract(s).  Party A’s promises made toward the commitment to or performance of the obligations under the L/C shall not be affected by any defenses and claims caused by the relationship between Party B and the L/C beneficiary.

VII.      Suspension of Accounts Payment under the L/C

(I) In the event Party A, Party B or other interested parties believes the following to be of illicit action or fraud that may cause damage to them beyond remedy,    they may submit an application for suspending the payments under the L/C to the people’s court that has the jurisdiction over the matter; Or, Party A has the right to directly suspend payments for the accounts under the L/C without a court’s ruling.

1. The beneficiary forges documents or submits documents with  fraudulent facts;
2. The beneficiary intentionally fails to deliver the goods or delivers worthless goods;
3. The beneficiary and party B (the L/C applicant) or other third-party(ies) conspicuously submit fraudulent documents that does not represent any factual transaction;
4.  Other fraudulence on the L/C.

(II) Under any of the following circumstances, the above-said suspension of payment shall not apply:

1.  The person appointed or authorized by Party A has already made the payment in good faith by following the direction of the L/C issuance bank;
2.  Party A or its appointed/authorized person has accepted (honored) the bills under the L/C in good faith;

3.  The confirming bank has fulfilled the payment obligation in good faith;
4.   The negotiating bank has done negotiation (of the L/C) in good faith.

Article VIII.    Credit Line for Payment Finance

I.           In the event Party B anticipates the funds for due payment will not be in place prior to the maturity date of payment against documents and decides to apply for payment finance to Party A, Party B shall submit a written application to Party A no later than three business days prior to the maturity date of payment against documents. Upon Party A’s review and approval, Party A will provide payment finance to Party B.

II.         The maximum credit line for payment finance is RMB fifty million, which is revolving for use.

III.        The credit shall be only used for payment for accounts payable of matured domestic-L/C .

IV.        The term period for each account of payment is no longer than six (6) months.

V.         The ownership of the goods under the payment finance belongs to Party A (if title registration is needed, Party B shall assist Party A in completing relevant procedures), and Party B shall mortgage (pledge) the goods to others, until Party B has fully repaid both the principal and interest of the payment credit to Party A.  The way in which Party A provides payment finance to Party B – by pledge, transfer on B/L,  retire documents of payments or any other methods – shall not affect Party A’s ownership to the goods. Before Party B fully repays the accounts against the documents, the ownership of the sales sums of the goods shall belong to Party A.

Section III     Party B as the L/C Beneficiary

Article IX.   Credit Line for Packaged Loan

I.           Party B applies for packaged loan(s) to Party A with the L/C under which Party B is the beneficiary and all the revised originals (including notices of cover letters). Upon Party A’s review and approval, it will provide packaged loan(s) to Party B.

II.         The maximum credit line for packaged loan is RMB (in words)   \________ . This credit line is: □ revolving; □ non-revolving.

III.        The term for each packaged loan is no longer than   \__ months.

IV.        Purpose of Use: only for Party B to organize the sales and purchases of the goods under the L/C specified in Item 1 of this article.

V.          After the L/C has been used for issuing packaged loan, the original and its amendments shall be held by Party A. In the event any modification of the L/C is to be made in the future, Party B shall immediately notify Party A of such changes. Without Party A’s permission, Party B shall not accept any modifications made to the provisions in the L/C.

VI.         Party B shall get all the goods under the L/C specified in Item 1 of this article ready for shipment on schedule. Party B shall also prepare the documents as required in the L/C within the term of the L/C; and after that, Party B shall pass all the documents to Party A so Party A can collect funds from the L/C issuing bank to repay the principal and interest as well as the incidental charges of the above-mentioned packaged loan to Party A.  Party B shall not give the documents to other banks for fund collection. If Party B fails to provide the documents required by the L/C to Party A within the shipment period, the effective period, as prescribed in the L/C,  or if Party B makes modifications unapproved by Party A to the L/C, Party A has the right to demand Party B to immediately return the principal, interest  and all incidental charges of the packaged loan.

VII.        Party B shall handle all the relevant matters in accordance with its business requirements and the Settlement Methods for Domestic Credits (SMDC) promulgated by the People’s Bank of China. Party B shall assume all the responsibilities and costs arising therefrom.

VIII.       Party B agrees to pledge the accounts receivable under the packaged L/C to Party A; in the event Party B cannot repay the credit, Party B agrees to assign the benefit and interest of the accounts receivable to Party A, and Party A shall have the right to directly demand payment from the payment-undertaking bank. Party A has the right to directly use the amounts of collection or negotiation/documentary finance under the L/C for repaying the principal and interest of the packaged loan. If the collection/negotiation/documentary finance is earlier than the maturity of the packaged loan, then Party A has the right to deduct the principal, interest and incidental charges of the packaged loan prematurely  without Party B’s consent.

IX.         Party A has the right of absolute recourse. In the event the issuing bank closes down or the documents are lost or delayed in transit, or in the case of telecommunication errors or the issuing bank’s refusal to pay, delay of payment or payment with deduction caused by other force majeure, Party A has the right to deduct all of the principal, interest and incidental charges from any of Party B’s accounts.

X.          In the event the issuing bank is unreasonable nit-picking, refusing to pay, delaying payments or paying with deduction, Party A shall assist Party B in arguing strongly against the issuing bank. If such communication fails and hence causes damage or loss, Party A has the right to deduct all of the the principal, interest and incidental charges from any of Party B’s accounts.

XI.           If Party A encounters the issuing bank’s refusal to pay in any form or for any reason,  Party B shall fully discharge the principal, interest and incidental charges of the loan to Party A unconditionally.

Article X.       Negotiation Credit Line

I.           Party B shall provide Party A with complete documents to apply for a negotiation L/C.  After Party A’s review, if the documents are deemed as consistent with the L/C, Party A shall make a payment of consideration to Party B after deducting the negotiation interest.

II.          The maximum negotiation credit line is RMB (in words) __\_____________. And this credit line is: □ revolving; □ non-revolving.

III.         The actual negotiation interest rate and repayment deadline are subject to the corresponding contents specified in the “negotiation instrument”. The time limit for each negotiation credit is no longer than __\__ months.

IV.         Party B agrees to pledge the accounts receivable under the negotiation credit to Party A; in the event Party B cannot repay the credit, Party B agrees to assign the benefit and interest of the accounts receivable to Party A, and Party A shall have the right to directly demand payment from the payment-liable person. Party A has the right to directly use the collected amounts under the negotiation L/C for repaying the principal and interest of the negotiation credit.  If the amounts receivable are collected prior to the maturity of the negotiation credit, then Party A has the right to deduct the principal, interest and incidental charges of the negotiation credit prematurely  without Party B’s consent.

V.          Party B shall handle all the relevant matters in accordance with its business requirements and the Settlement Methods for Domestic Credits (SMDC) promulgated by the People’s Bank of China.  Party B shall assume all the responsibilities and costs arising therefrom.

VI.         Party A has the right of absolute recourse. In the event the issuing bank closes down or the documents are lost or delayed in transit, or in the case of telecommunication errors or the issuing bank’s refusal to pay, delay of payment or payment with deduction caused by other force majeure, Party A has the right to deduct all of the principal, interest and incidental charges from any of Party B’s accounts.

VII.        In the event the issuing bank is unreasonable nit-picking, refusing to pay, delaying payments or paying with deduction, Party A shall assist Party B in arguing strongly against the issuing bank.  If such communication fails and hence causes damage or loss, Party A has the right to deduct all of the the principal, interest and incidental charges from any of Party B’s accounts.

VIII.       If Party A encounters the issuing bank’s refusal to pay in any form or for any reason,  Party B shall fully discharge the principal, interest and incidental charges of the loan to Party A unconditionally.

Article XI.       Documentary Credit Line

I.            Party B shall provide Party A with complete documents to apply for a documentary L/C.  Upon Party A’s review and approval, Party A shall provide credit financing to Party B at a certain percentage of the invoice value.

II.           The maximum documentary credit line is RMB (in words) __\__________. And this credit line is: □ revolving; □ non-revolving.

III.          The term for each credit is no longer than __\__ months.

IV.          Party B agrees to pledge the accounts receivable under the documentary credit to Party A; in the event Party B cannot repay the credit, Party B agrees to assign the benefit and interest of the accounts receivable to Party A, and Party A shall have the right to directly demand payment from the payment-liable person. Party A has the right to directly use the collected amounts under the L/C for repaying the principal and interest of the credit.  If the amounts receivable are collected prior to the maturity of the credit, then Party A has the right to deduct the principal, interest and incidental charges of the credit prematurely  without Party B’s consent.

V.           Party B shall handle all the relevant matters in accordance with its business requirements and the Settlement Methods for Domestic Credits (SMDC) promulgated by the People’s Bank of China.  Party B shall assume all the responsibilities and costs arising therefrom.

VI.          Party A has the right of absolute recourse. In the event the issuing bank closes down or the documents are lost or delayed in transit, or in the case of telecommunication errors or the issuing bank’s refusal to pay, delay of payment or payment with deduction caused by other force majeure, Party A has the right to deduct all of the principal, interest and incidental charges from any of Party B’s accounts.

VII.         In the event the issuing bank is unreasonable nit-picking, refusing to pay, delaying payments or paying with deduction, Party A shall assist Party B in arguing strongly against the issuing bank.  If such communication fails and hence causes damage or loss, Party A has the right to deduct all of the the principal, interest and incidental charges from any of Party B’s accounts.

VIII.        If Party A encounters the issuing bank’s refusal to pay in any form or for any reason,  Party B shall fully discharge the principal, interest and incidental charges of the loan to Party A unconditionally.

Section IV.    Provisions of Guaranty

Article XII   Guaranty

I.            The guarantor hereto provides guaranty for the debt obligations that Party B has agreed to fulfill hereunder, so as to guarantee Party A’s realization of the rights of the creditor.

II.           If the guarantee hereunder undergoes any changes adverse to the creditor’s rights,  Party A has the right to demand the guarantor to stop its acts. In the event the value of the property as guarantee declines, with Party A’s notice, the guarantor must restore the value of the property as guarantee, or must provide additional guarantee in accordance with the decreased value. If the guarantor fails to restore the value of the property as guarantee or to provide additional guarantee, Party A has the right to demand Party B to make advance repayment for the debt in full.

III.         The guarantee of the debt hereunder includes: (x) Maximum Guarantee; ( ) Specific-business Guarantee; and ( ) others. The guarantor shall be held liable for the guarantee obligations in accordance with this contract and the guarantee contract.

(x) Under the maximum guarantee, Party A and the guarantor enter into a maximum-amount guarantee contract as follows:

1. The Guarantor Comtech Software (Technology) Co., Ltd and Party A have entered into Maximum Amount Guarantee Contract (No.: 10206111062-1) on the date of July 14, 2011.

(Translator’s Note: Items 2, 3, 4 that follow here contain blanks in the same format as Item 1, and hence omitted.)

(x) Specific-business Guarantee

1. Party B provides security guarantee for the domestic L/Cs as prescribed in Sections II and III hereof, which security shall be paid in the following (1) manner:

(1)    Party B opens a special account under its own name with Party A. Whenever a related amount enters the said account at Party A,  it is deemed as “ownership transferred to Party A”, and as pledged guarantee for Party A’s creditor rights. The security account is only for payments under the pledged guarantee, and Party B may not assign or dictate the account without Party A’s permission. This account cannot be used for general deposits or cash withdrawals. Party B shall pay the said security with the following (1) method:
(i)  Within _1  business day after the effective day of this contract, Party B shall transfer/deposit the security amount in the security account below that Party B opened with Party A:

Bank Name:  Guangdong Development Bank, Futian Branch.
Account Name:  Comtech Communications Technology (Shenzhen) Co., Ltd.
Account Number: _______________________________________________

(Translator’s Note: Several irrelevant, blanked  provisions are omitted here.)

(x)  Other guaranty methods:  establishing domestic credit while Party B provides 20% as security.

Section V.  Party B’s Representations, Warranties, and Authorizations

Article XIII
II.          Party B hereby makes the following representations:

1. Party B is legally registered and in good standing, hence has full capacity of civil rights and conducts needed to execute and perform this contract;

2. The  execution and performance of this contract are based on the true intent of Party B, which has obtained legal and valid approval pursuant to its corporate charter and other internal management files, and will not violate any agreements, contracts or other legal documents binding Party B; Party B has obtained or will obtain all the permissions, approvals, filings or registrations needed to execute and perform this contract;

3.  All the documents, financial reports, certificates and other materials provided by Party B to Party A under this contract are true, complete, accurate and valid.

4.  The background information for credit applications Party B submitted to Party A is true, legal, and not for any illegal purposes such as money laundering.

5.  Party B has not concealed any events that may affect its own or the guarantors’ financial situation or ability to perform this contract from Party A.

II.          Party B hereby makes the following warranties:

1.  The ownership and insurance interest of all the documents and goods under this credit facility belong to Party A, due to which either Party B’s debt obligations to Party A or the costs Party B needs to pay Party A for disposing goods (including but not limited to: purchasing insurance policy, warehousing/storage, maintenance, transportation and sales) shall not be reduced, waived or offset.

2.  Without Party A’s prior consent in writing, Party B shall not accept any revisions with regard to the contract and settlement conditions (including but not limited to settlement methods, payment deadline, L/C provisions, collection provisions, and money-wiring routes and amounts confirmed by Party A) that may affect Party A’s creditor rights.

3.  Party B shall periodically and timely provide Party A with financial reports (including but not limited to annual reports, quarterly reports and monthly reports) and other relevant information as required by Party A.

4.  At Party A’s request,  Party B shall provide Party A with truthful documents and materials, shall actively cooperate with and assist Party A in the performance of this contract, in the use of the credit funds, and in the inspection, investigation and supervision over all (both pre-loan and post-loan) the production operation and financial activities, and shall truthfully report any findings. Party B shall promise to cooperate with Party A in the management of the loans pursuant to China Banking Regulatory Commission’s (or other legal financial regulatory organizations) administrative measures for loans, so as to provide the creditor with truthful information regarding payments and cash flows.

5.  If Party B and the guarantors hereof has entered or will enter into a counter-guarantee agreement or the like with regard to guarantors’ obligations, such agreements shall not affect any of Party A’s rights under this contract.

6. In the event Party B or the guarantor’s financial situation or ability to perform this contract may be affected, Party B shall obtain Party A’s prior consent. Such events include, without limitation: any changes to the mode of operation through any forms of split, merger, partnership, joint venture, cooperation, contractual operation, reorganization, reform, IPO, decreased in registered capital, transfer of material asset or equity, reform of shareholding system, external investment, undertaking of any material debt, debt or equity financing through direct finance market, or assumption of any new and major debt made on the pledge.

7.  In the event Party B or the guarantor’s financial situation or ability to perform this contract may be affected, Party B shall immediately notify Party A in writing. Such events include, without limitation: the enterprise being seized, suspended, halted, disbanded, dissolved, declared bankrupt, involved in major litigations or arbitrations, whose officers suspected to be unlawful, undergoing operation difficulty and financial deterioration, or its breach of other contracts.

8.  Party B warrants that its business operation and related conducts comply with, including but not limited to, relevant regulations such as industrial policies, tax policies, market access, environmental evaluation, energy conservation and pollution reduction, resource utilization, land and city planning, labor safety.  In case of any violation or manifestation of the foregoing risks, Party B agrees that Party A has the right to take such measures as suspension of loan issuance, premature recovering of the loan, premature disposal of mortgaged/pledged properties, and having Party B increase its liability insurance on energy consumption and pollution.

9.  Party B’s debt-clearing order to Party A has the priority over that of the loans lent from Party B’s shareholders, and is no less than similar debts lent from other creditors.

10.  In the event the net profit after tax is zero or negative for a given fiscal year; or the net profit after tax of the fiscal year is insufficient to make up for the accumulated losses of the past fiscal years; or the pre-tax profit of the fiscal year is not used for discharging the due amounts of the principal, interest and fees; or the pre-tax profit of the fiscal year is insufficient for the next repayment of the principal, interest and fees, Party B shall not distribute dividends or bonuses in any form to its shareholders.

11.  Party B shall not dispose its own assets by the way of reducing its solvency. Party B warrants that the value under its external guarantees, in aggregate and in individual, will not exceed the amount limit specified in its Articles of Incorporation.

12.  Party B warrants to repay the principal and interest of the loan on time, and to assume and repay the relevant costs of execution, performance and dispute resolution in connection with this contract, including but not limited to, notarization fees, appraising fees, legal fees and litigation cost, enforcement cost and counsel fess Party A needs to realize the creditor’s rights.

III.               Party B’s Authorization

1.  Party B authorizes Party A to report Party B’s credit information to the People’s Bank of China Credit Reference Center (or other legal financial regulatory organizations) during the term of the loan, and also authorizes Party A to inquire/access and use Party B’s credit information from the aforementioned organization at any time.

2.  As for the principal, interest, penalty interest, compound interest, liquidated damages and other incidental charges of the loan as required to be repaid by Party B under this contract, Party B authorizes Party A to deduct the amounts from any of Party B’s bank accounts opened with Party A or its affiliated institutions without Party B’s prior consent.  In the event Party A initiates deductions in accordance with the provisions hereof and the currency of the account differs from the currency of the specific credit hereunder, if the specific credit is denominated in a foreign currency, the amount shall be converted at the foreign-cash selling rate announced by Party A on the date of deduction; if the specific credit is denominated in RMB, the amount shall be converted at the cash-buying rate announced by Party A on the date of deduction.

Section VI     Liabilities for Breach of Contract

Article XIV.   Breach of Contract and Actions

I.      Anticipated Breach and Handling

Party A may terminates the contract if it has conclusive evidence establishing that Party B is in any of the following circumstances prior to releasing the credit specified herein:
1.  Party B’s business operation has seriously deteriorated;

2.  Party B has engaged in property transfers and/or illicit withdrawals of funds to evade repayment of debts.
3.  Party B has lost its business credit standing.
4.  Other circumstances under which Party B has lost or may lose it ability to fulfill the debt obligations.

If Party B fails to restore its ability to perform the obligations and fails to provide appropriate guarantee sanctioned by Party A, Party A may terminates the contract.

II.   Events of Default and Actions upon Them

(I)  The occurrence of any of the following events constitutes an act of breach on Party B’s part under this contract:

1.  Party B fails to perform its payment and repayment obligations to Party A in accordance with the provisions herein;
2.  Party B fails to use the obtained credit amount for the purpose agreed upon in this contract;
3.  The representations Party B made herein are false or violating its warranties made herein.
4. The conditions set forth herein occur, while Party A believes it may affect Party B or the guarantor’s financial situation and ability to perform the contract, Party B fails to provide new guarantees or change the guarantor in accordance with the provisions hereof.
5.  Party B violates other provisions concerning the rights and obligations of the parties hereto as prescribed under this contract.
6.  Party B breaches other contracts entered with Party A or any agencies of Guangdong Development Bank Co., Ltd.
7.  The guarantor breaches the Guarantee Contract, or breach other contracts entered with Party A or with any agencies of Guangdong Development Bank Co., Ltd.
8.  Party B terminates the business or the business is dissolved, closed down or declared bankrupt.

(II)  If any of the abovementioned events of default occurs, Party A is entitled to take any or all of the following actions all at once or separately appropriate to given situations:

1.	To request Party B and the guarantor to rectify the default within a given period of time;
2.	To reduce, suspend or terminate the credit facility extended to Party B in whole or in part;
3.
To suspend or terminate, in whole or in part, the credit applications Party B submitted to Party A under this contract or other contracts by and between the two parties; to suspend or terminate, in whole or in part, the issuance of the un-issued loans, trade finance, and/or bank guarantee letters that have not been processed.

4.
To declare the immediate expiration of the principal and interest of any loans, trade-finance amounts, bank guarantee deposits and other payments dues in whole or in part under this contract or other contracts between the two parties;

5.	To terminate or cancel this contract; and to terminate or cancel other contracts, in whole or in part, by and between Party A and Party B;
6.	To request Party B to indemnify Party A’s loss due to the default;
7.
With only an after-the-event notice needed, Party A may deduct the amounts from Party B’s accounts opened with Party A or with any agencies of Guangdong Development Bank Co., Ltd for discharging the debts hereunder, in full or in part. The undue amounts in the accounts shall be deemed as of early maturity. In the event the currency of the account differs from the currency of the specific credit hereunder, if the specific credit is denominated in a foreign currency, the amount shall be converted at the foreign-cash selling rate announced by Party A on the date of deduction; if the specific credit is denominated in RMB, the amount shall be converted at the cash-buying rate announced by Party A on the date of deduction.

8.	To exercise the real rights granted by way of security.
9.	To require the guarantor to assume suretyship liability.
10.
To adopt payment management means or manners that are more strict than before; to include Party B and its affiliated parties into the monitoring range; and to blacklist Party B and submit it to regulatory authorities and credit reference institutions.

11.	Other steps or actions Party A considers to be necessary.

III.     After Party A and Party have entered into this contract, if China’s credit policies undergo changes and for which Party A is unable to perform this contract, it shall not constitute a default on Party A’s part.

Section VII     Other Provisions

Article XV.   Effectiveness, Revision, Cancellation and Termination

I.  This contract becomes effective as of the date on which the two parties sign off the contract with their business seals imprinted (if the registration for mortgaged/pledged properties is needed, it shall be the completion date of such registration), until all of the principal, interest, compound interest, penalty interest and other incidental charges of the loan are fully discharged.

II.  In the event Party B requests for an extension on the term of the loan, it shall submit the request in writing to Party A at least 20 days prior to the maturity of the loan hereunder. Upon Party A’s review and approval as well as the execution of an appropriate extension agreement by and between the two parties, the term of the credit hereunder may be extended. This loan contract shall remain in effect before the extension contract is executed.

III.  If any provision or any portion of a provision hereof is deemed as invalid, the nullity of the provision or the portion shall not affect the validity of this contract, other provisions of this contract, and other parts of the said provision.

IV.  After this contract becomes effective, unless agreed otherwise by and between the parties hereto, neither party may voluntarily revise or prematurely terminate this contract. If revisions to or termination of this contract is needed, upon the negotiation and consensus of the two parties hereto, a written agreement shall be reached. Before that, this contract remains in effect.

Article XVI.   Notarization

If either party hereto requests for notarization, this contract shall be notarized by a notary  agency of compliance with state laws and regulations, and Party B shall bear the cost arising thereof.

Party A and Party B  agree and confirm: Upon the notarization, this contract becomes an enforceable document evidencing creditor’s rights. If Party B fully fails to repay the principal, interest and incidental charges of the loan to Party A on time, or if Party B violates its obligations stipulated herein, Party A has the right to request the people’s court for compulsory execution in accordance with the contract, for which Party B shall unconditionally accept such enforcement and waive its right of defense.

Article XVII.   Renewal of Credit Facility (Not applicable, hence omitted)

Article XVIII.   Disclosure of Affiliated Transactions within the Group

Party B belongs to the group clients defined by Party A in accordance with the Commercial Bank Group Clients Credit Facility Risk Management Guidelines (“the Guidelines”). Party B shall timely provide Party A with any related transaction that involves more than 10% net assets, including the relationships between transaction parties, items in transaction and transaction nature, transaction amounts or corresponding proportions, pricing policy (including transactions without an amount or with a token amount).

Under any of the following circumstances, Party A has the right to unilaterally stop releasing unused loan amounts to Party B, and to recover the principal and interest of the loan prematurely, in whole or in part, from Party B: using such creditor’s rights as false contracts entered with affiliated parties and baseless notes receivable or accounts receivable to discount or pledge them with a bank for obtaining funds or credits from the bank; undergoing major mergers or reorganization that may affect the credit security as Party A believes; through affiliated transactions intentionally evading the creditor’s right of the bank; other circumstances specified in Article 18 of the Guidelines.

Article XIX.   Governing Law and Dispute Resolution

I.  This contract is governed by the laws of the People’s Republic of China.
II. Any disputes caused to the parties hereto by their execution and performance of the contract shall be settled through friendly negotiations first. If such negotiations fail, the following (1) method shall be adopted to settle the dispute:

1. Submitting the dispute to the people’s court at Party A’s location for a judgment or enforcement;

(Translator’s Note: Items 2, 3, 4 here are not applicable and hence omitted.)

Article XX.   Special Reminder

Party B confirms that all the contents of this contract is based on thorough consultations between the two parties hereto, that it fully understands the contents of this contract, and that it does not have any objection to the contents of any provisions hereof.

Article XXI.   Supplementary Provisions

I.  The written acknowledgement of the loan, guarantee contract,  extension contract, reminder notice for repayment and other documents evidencing the creditor/debtor’ rights and obligations under this contract are integral parts of this contract, all of which have the same legal effects as this contract.

II. The attachment hereto ___________________ is an integral part of this contract and has the same legal effects.

III.  Party B confirms that the following address will be the contact and receiving address for Party A to send all notices or post mails as it exercises its rights under this contract:

Address: Chuangwei Building, Suites C1001 and C1003, Southern Hi-Tech Industrial Park, Nanshan District, City of Shenzhen.
Zip Code: 518001;	Attention: CHEN Fang;	Telephone: 26743523

In the event Party B needs to change the receiving address provided above, it shall notify Party A in writing within five days after the address change. Otherwise, Party A will continue using the address provided above for sending notices and mails, which shall be deemed as served. Any notices, requests or other communications, including but not limited to telex, cable and facsimile transmission, from Party A to Party B in connection with this contract, once sent, shall be deemed as received by Party B.

IV.  In the event Party A, in order to expand its business,  needs any other agencies of Guangdong Development Bank Co., Ltd to fulfill the rights and obligations of this contract, or needs to assign the credit facilities hereunder to GDB’s other agencies for their undertaking, Party B shall consent. GDB’s other agencies authorized by Party B or agencies of GDB that take on the credit facilities hereunder have the right to exercise all the rights and obligations under this contract; and they have the right to bring a lawsuit before a court, to submit it for arbitration, or to request for enforcement in the event of a dispute in connection with this contract.

V.	Party A’s agent: WANG Lujun;	Telephone: 83372502
	Party B’s agent: LIU Yuping;	Telephone: 26017805

VI.  This contract is executed in three originals, with two to Party A and one to Party B. All of them have the same legal effect.

Article XXII.   Other Covenants

This contract is an integral part of Credit Facility Contract (No.: 10206111078), has the same legal effect as the latter, and is guaranteed in the form of surety under the latter.

Both parties’ signatures and seal imprints:

Party A (seal):  Guangdong Development Bank Holdings Co., Ltd, Shenzhen Branch
Legal Representative (person in charge) or Authorized Person:
YANG Xiaozhou (personal seal)

Party B (seal):  Comtech Communications Technology (Shenzhen) Co., Ltd.
Legal Representative (person in charge) or Authorized Person:
CHEN Jianxiong

Date:	July 14, 2011